Exhibit 99.1

ADMA Biologics Reports Record Third Quarter 2021 Financial Results and Highlights Recent Progress and Accomplishments

Generated Record Total Revenues of $20.7 Million in the Third Quarter 2021, a 101% Increase Over Third Quarter 2020

Achieved First-Time Positive Gross Profit

Narrowed Net Losses Quarter-Over-Quarter

Management to Host Conference Call and Webcast Today at 4:30 p.m. ET

RAMSEY, NJ and BOCA RATON, FL – November 10, 2021 – ADMA Biologics, Inc. (Nasdaq: ADMA) (“ADMA” or the “Company”), an end-to-end commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics, today reported financial results for the three months ended September 30, 2021, its fiscal third quarter, and provided an overview of recent progress and accomplishments.

“Achieving a positive gross profit and 101% year-over-year revenue growth represents a key inflection point for the Company as we continue our ongoing commercial and production ramp up.  These financial milestones and accomplishments would not have been possible without the dedication and focus of ADMA’s staff, leadership and advisors. We commend the entire team for their extraordinary efforts focused on improving healthcare for U.S. patients,” said Adam Grossman, President and Chief Executive Officer of ADMA. “The investments we have made into our manufacturing facility and our ADMA BioCenters plasma collection operations are yielding positive results and we are encouraged by the contributions from each segment to our overall operations.  Additionally, we strengthened our balance sheet with the recent closing of an underwritten public equity offering of $57.5 million in gross proceeds which, in combination with our active engagement with prospective debt lenders to raise additional non-dilutive capital has the potential to substantially fund our business to profitability no later than the first quarter of 2024.”

Mr. Grossman continued, “During the third quarter, our inventory and property and equipment balances continued to grow, which will support the significant revenue growth we anticipate over the coming quarters.  We believe our organization, through its operational execution, has clearly demonstrated strength and resilience, and is well-positioned to meet or exceed all previously disclosed financial targets and unlock significant value for stockholders in the periods ahead.   The ADMA BioCenters segment continues to excel and remains on track to have 10 or more plasma collection facilities FDA-licensed by year-end 2023.  The rapid expansion of our plasma collection center network, in addition to the yield enhancements from the implementation of Haemonetics’ Persona® technology, will firm up internal plasma self-sufficiency, help to insulate ADMA from the challenges presently impacting the broader plasma collection industry and ensure continuity of product supply for ADMA’s commercial immune globulin (IG) portfolio to assist in meeting the increasing prescriber demands in the growing U.S. IG market.”

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“The commercial, regulatory and operational milestones achieved during 2021 firmly establish ADMA as a vertically integrated, cGMP-compliant fractionator capable of successfully competing in the rapidly growing U.S. IG market.  With the more substantive investments now behind the Company, the pathway to profitability is well-defined and rapidly approaching, and we continue to reiterate all previously communicated strategic and financial objectives.   Looking forward, ADMA anticipates continued commercial execution and remains committed to unlocking the yet-to-be-realized fair value that this asset base now commands,” concluded Mr. Grossman.

Select Third Quarter 2021 Achievements & Recent Corporate Developments:

•	Continued Commercial Execution:
o	Achieved record third quarter 2021 total revenues of $20.7 million, compared to $10.3 million for the third quarter of 2020, reflecting a 101% increase.
o	Generated a positive gross profit for the first time in Company history, and successfully narrowed sequential net quarterly losses.

•
Strengthened Cash Position. On October 25, 2021, ADMA closed an underwritten public offering, raising approximately $53.9 million, net of all underwriting discounts and expenses associated with the offering.  ADMA continues to actively engage prospective debt lenders to potentially raise additional, non-dilutive capital, which if successful, has the potential to fund the Company to profitability.

•
Completed Multi-Year Supply Chain Robustness and Remediation Processes. In addition to the significant operating and cost efficiencies expected from the VanRx SA25 Workcell aseptic filling machine which was recently approved by the U.S. Food and Drug Administration (FDA), ADMA’s in-house fill-finish capabilities position the Company as the only U.S.-domiciled fractionator of plasma-derived products with complete end-to-end control of its critical manufacturing functions. The VanRx approval will also enable ADMA to explore potentially accretive contract manufacturing opportunities with third parties not currently contemplated in ADMA’s financial guidance. The Company will communicate contract manufacturing developments as appropriate.

•
Continued ADMA BioCenters Plasma Collection Network Expansion. ADMA currently has nine plasma collection facilities under its corporate umbrella at various stages of FDA approval and development, including five facilities that are currently operational and collecting plasma.  The Company remains on track to have 10 or more plasma collection centers FDA-licensed by year-end 2023.  The anticipated yield enhancement resulting from the recent Persona® implementation, in combination with the Company’s growing BioCenters network, has ADMA well-positioned to achieve source plasma self-sufficiency and contribute to quarter-over-quarter revenue and plasma collections growth throughout 2021 and beyond. These activities will help ensure continuity of commercial product supply to customers and patients in the growing U.S. IG market.

•
Strengthened Board of Directors. The appointment of Young T. Kwon, Ph.D. to its Board of Directors meaningfully strengthens ADMA’s ability to navigate the contours of the commercial IG landscape and effectively evaluate strategic business opportunities.  Over the course of his career, Dr. Kwon has held a variety of C-suite leadership positions, in which he played pivotal roles involving multibillion-dollar mergers and acquisitions. Dr. Kwon recently served as Chief Financial and Business Officer of Momenta Pharmaceuticals, where he led the sale to Johnson & Johnson for approximately $6.5 billion in 2020.

•
Demonstrated Commitment to Stockholders. As previously disclosed, ADMA has engaged Morgan Stanley as an advisor to evaluate a variety of strategic and financing alternatives. The evaluation of these alternatives as well as the formal engagement with Morgan Stanley demonstrates ADMA’s management and Board of Directors’ unwavering commitment to optimizing value for its stockholders.

Third Quarter 2021 Financial Results

Total revenues for the quarter ended September 30, 2021 were approximately $20.7 million, compared to approximately $10.3 million for the quarter ended September 30, 2020, representing an increase of approximately $10.4 million, or 101%.  The revenue growth for the quarter ended September 30, 2021, compared to the quarter ended September 30, 2020, was favorably impacted by the continued commercial ramp-up of ADMA’s intravenous immune globulin (IVIG) product portfolio and sale of intermediate fractions. Gross profit during the third quarter of 2021 was approximately $0.4 million compared to a gross loss of approximately $1.6 million for the three months ended September 30, 2020.  The improved gross profit year-over-year was primarily attributable to increased sales of ADMA’s higher margin hyperimmune globulin product portfolio, along with a portion of the sales generated from conformance batches.

Consolidated net loss was $17.7 million, or $0.13 per basic and diluted share, for the three months ended September 30, 2021, as compared to $16.9 million, or $0.19 per basic and diluted share, for the three months ended September 30, 2020. The $0.8 million increase in net loss was primarily due to the increased operating loss for the quarter of $0.6 million, as the improved revenues and gross profit were more than offset by increases in plasma center operating expenses and selling, general administrative expenses, and to the increase in interest expense.

At September 30, 2021, ADMA had cash and cash equivalents of approximately $34.4 million and accounts receivable of approximately $20.4 million, compared to cash and cash equivalents of approximately $55.9 million and accounts receivable of approximately $13.2 million as of December 31, 2020. Subsequent to the end of the third quarter, on October 25, 2021, the Company closed an underwritten public offering whereby the Company received gross proceeds of $57.5 million, amounting to net proceeds, after deducting underwriting discounts and expenses associated with the offering, of approximately $53.9 million.

Conference Call Information

ADMA will host a conference call today, November 10, 2021, at 4:30 p.m. Eastern Time, to discuss the fiscal third quarter 2021 financial results and recent corporate updates.  To access the conference call, please dial (855) 884-8773 (local) or (615) 622-8043 (international) at least 10 minutes prior to the start time and refer to conference ID 4459844.  A live audio webcast of the call will be available under "Events & Webcasts" in the Investor section of the Company's website, https://ir.admabiologics.com/events-webcasts.  An archived webcast will be available on the Company's website approximately two hours after the event.

About ADMA BioCenters

ADMA BioCenters operates FDA-licensed facilities specializing in the collection of human plasma used to make special medications for the treatment and prevention of certain infectious diseases. Managed by a team of experts who have decades of experience in the specialized field of plasma collection, ADMA BioCenters provides a safe, professional and pleasant donation environment. ADMA BioCenters strictly follows FDA regulations and guidance and enforces current good manufacturing practices (cGMP) in all of its facilities. For more information about ADMA BioCenters, please visit www.admabiocenters.com.

About ADMA Biologics, Inc. (ADMA)

ADMA is an end-to-end American commercial biopharmaceutical company dedicated to manufacturing, marketing and developing specialty plasma-derived biologics for the treatment of immunodeficient patients at risk for infection and others at risk for certain infectious diseases. ADMA currently manufactures and markets three FDA-approved plasma-derived biologics for the treatment of immune deficiencies and the prevention of certain infectious diseases: BIVIGAM® (immune globulin intravenous, human) for the treatment of primary humoral immunodeficiency (PI); ASCENIV™ (immune globulin intravenous, human – slra 10% liquid) for the treatment of PI; and NABI-HB® (hepatitis B immune globulin, human) to provide enhanced immunity against the Hepatitis B virus. ADMA manufactures its immune globulin products at its FDA-licensed plasma fractionation and purification facility located in Boca Raton, Florida. Through its ADMA BioCenters subsidiary, ADMA also operates as an FDA-approved source plasma collector in the U.S., which provides a portion of its blood plasma for the manufacture of its products. ADMA’s mission is to manufacture, market and develop specialty plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases and management of immune compromised patient populations who suffer from an underlying immune deficiency, or who may be immune compromised for other medical reasons. ADMA has received U.S. Patents 9,107,906, 9,714,283, 9,815,886, 9,969,793 and 10,259,865 related to certain aspects of its products and product candidates. For more information, please visit www.admabiologics.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about ADMA Biologics, Inc. and its subsidiaries (collectively, “we,” “our” or the “Company”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “project,” “intend,” “forecast,” “target,” “anticipate,” “plan,” “potential,” “planning,” “expect,” “believe,” “will,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements also include, but are not limited to, statements about ADMA’s future results of operations, including our anticipated timing for reaching profitability; execution of the Company’s commercial goals; the Company’s ability to refinance and expand its senior credit facility; expected benefits from the VanRx aseptic fill-finish machine, including operating and cost efficiencies and contract manufacturing opportunities; the anticipated benefits from the recent implementation of Haemonetics’ Persona® technology combined with our plasma collection center network; the goal of having 10 or more FDA-licensed plasma collection centers by year-end 2023; the Company’s plasma collections and production; and our ability to maintain sufficient plasma supply. Actual events or results may differ materially from those described in this press release due to a number of important factors. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause our actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in our filings with the U.S. Securities and Exchange Commission, including our most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

COMPANY CONTACT:
Skyler Bloom
Director, Investor Relations and Corporate Strategy | 201-478-5552 | sbloom@admabio.com

INVESTOR RELATIONS CONTACT:
Michelle Pappanastos
Senior Managing Director, Argot Partners | 212-600-1902 | michelle@argotpartners.com

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(Unaudited)		(Unaudited)
REVENUES:
Product revenue	$20,644,842	$10,240,650	$54,452,633	$28,156,571
License revenue	35,708	35,708	107,125	107,125
Total revenues	20,680,550	10,276,358	54,559,758	28,263,696

OPERATING EXPENSES:
Cost of product revenue (exclusive of amortization expense shown below)	20,295,213	11,855,464	56,897,959	42,180,319
Research and development	770,557	1,708,391	2,917,072	4,893,549
Plasma center operating expenses	3,146,221	1,218,898	8,191,890	2,597,444
Amortization of intangible assets	178,838	178,838	536,514	536,514
Selling, general and administrative	10,726,797	9,115,744	31,198,880	25,750,458
Total operating expenses	35,117,626	24,077,335	99,742,315	75,958,284

LOSS FROM OPERATIONS	(14,437,076)	(13,800,977)	(45,182,557)	(47,694,588)

OTHER INCOME (EXPENSE):
Interest income	4,256	1,164	32,241	268,643
Interest expense	(3,298,680)	(3,091,200)	(9,741,110)	(8,875,597)
Other expense	18,546	(26,440)	(106,772)	(39,232)
Other expense, net	(3,275,878)	(3,116,476)	(9,815,641)	(8,646,186)

NET LOSS	$(17,712,954)	$(16,917,453)	$(54,998,198)	$(56,340,774)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.13)	$(0.19)	$(0.44)	$(0.68)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	133,770,147	87,698,258	125,682,400	82,627,753

ADMA BIOLOGICS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,410,570	$55,921,152
Accounts receivable, net	20,392,621	13,237,290
Inventories	114,122,873	81,535,599
Prepaid expenses and other current assets	5,859,046	3,046,466
Total current assets	174,785,110	153,740,507
Property and equipment, net	48,393,723	41,593,090
Intangible assets, net	1,907,607	2,444,121
Goodwill	3,529,509	3,529,509
Right to use assets	6,690,943	4,259,191
Deposits and other assets	3,333,514	2,106,976
TOTAL ASSETS	$238,640,406	$207,673,394

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,282,841	$11,073,708
Accrued expenses and other current liabilities	14,410,329	8,365,143
Current portion of deferred revenue	142,834	142,834
Current portion of lease obligations	501,239	365,682
Total current liabilities	32,337,243	19,947,367
Senior notes payable, net of discount	94,363,008	92,968,866
Deferred revenue, net of current portion	2,011,573	2,118,698
Lease obligations, net of current portion	6,915,750	4,334,151
Other non-current liabilities	232,665	54,886
TOTAL LIABILITIES	135,860,239	119,423,968

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common Stock - voting, $0.0001 par value, 300,000,000 and 150,000,000 shares authorized, 131,872,026 and 104,902,888 shares issued and outstanding	13,831	10,490
Additional paid-in capital	498,229,637	428,704,039
Accumulated deficit	(395,463,301)	(340,465,103)
TOTAL STOCKHOLDERS' EQUITY	102,780,167	88,249,426
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$238,640,406	$207,673,394